Exhibit 99.1

InfoSpace Announces First Quarter 2011 Results

BELLEVUE, Wash., April 27, 2011 (BUSINESS WIRE) — InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the first quarter ended March 31, 2011.

•	Revenues for the first quarter of 2011 were $61.6 million, in-line with the first quarter of 2010.

•	Net income for the first quarter of 2011 was $2.1 million, or $0.06 per diluted share, compared to $1.5 million, or $0.04 per diluted share, for the first quarter of 2010.

•	Adjusted EBITDA, as defined below, was $7.2 million for the first quarter of 2011, compared to $6.3 million for the first quarter of 2010.

•	Non-GAAP net income, which excludes non-cash income taxes, was $3.2 million, or $0.09 per diluted share compared to $2.1 million, or $0.06 per diluted share, in the first quarter of 2010.

•	Cash, cash equivalents, and marketable securities as of March 31, 2011 totaled $249.8 million. At the end of the quarter, the Company had no debt obligations.

“InfoSpace delivered another strong quarter, as we exceeded our expectations in both revenue and Adjusted EBITDA. Our increased profitability was largely due to the strength of the search business,” said Bill Ruckelshaus, President and Chief Executive Officer of InfoSpace. “We are pleased with the sequential performance and will continue to invest in intiatives that position us for long-term growth. In addition, we are firmly focused on strategic opportunities to leverage our cash position and significant tax asset to increase shareholder value.”

First Quarter Highlights and Recent Developments

During the first quarter, InfoSpace continued to execute against its operational plans. Highlights include:

•	Extended our long-standing relationship to continue distributing Google’s search results and advertising content through the InfoSpace network;

•	Added 11 new search distribution partners, expanding InfoSpace’s global partner network; and

•	Launched a new front-end platform on our e-commerce stores, enabling increased operational efficiencies, reduced customer acquisition costs and an improved customer experience.

First Quarter Segment Information

Core

Core revenue was $51.7 million in the first quarter of 2011, a decrease of $10.1 million or 16 percent from the first quarter of 2010.

Core income was $9.0 million for the first quarter of 2011, which represents an increase of $2.8 million or 44 percent from the first quarter of 2010.

E-Commerce

E-Commerce revenue was $10.0 million in the first quarter of 2010. E-Commerce loss was $1.9 million.

Second Quarter Outlook

For the second quarter of 2011, the Company expects revenues to be between $59 million and $62 million, Adjusted EBITDA to be between $6.5 million and $7.5 million, and net income to be between $1.5 million and $2.5 million, or $0.04 to $0.07 per diluted share.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time. The live webcast can be accessed in the Investor Relations section of the InfoSpace corporate website, at http://www.infospaceinc.com.

Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other loss (income), net (which includes such items as adjustments to the fair values of contingent liabilities related to business combinations, gains on resolutions of contingencies , interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited).

InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. A table reconciling the Company’s Adjusted EBITDA to net income, which the Company’s management believes to be the most comparable GAAP measure, accompanies the preliminary condensed consolidated unaudited financial statements in this release.

InfoSpace’s Non-GAAP net income is calculated by adjusting GAAP net income to exclude the non-cash portion of income tax expense, as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited). Non-cash income tax expense represents a reduction to cash taxes payable associated with the utilization of deferred tax assets, which are primarily comprised of U.S. federal net operating losses. The Company’s management believes that excluding the non-cash portion of income tax expense from its GAAP net income provides meaningful supplemental information to investors and analysts regarding the Company’s performance and the valuation of its business because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets. The majority of these deferred tax assets will expire if unutilized in 2020.

Adjusted EBITDA and non-GAAP net income should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace’s proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results. InfoSpace sites include Dogpile® (www.dogpile.com), InfoSpace.com® (www.infospace.com), MetaCrawler® (www.metacrawler.com), WebCrawler® (www.webcrawler.com), and WebFetch® (www.webfetch.com). InfoSpace’s metasearch technology is also available on nearly 100 partner sites, including content, community, and connectivity sites. In addition, the Company operates an e-commerce channel that includes a collection of more than 200 specialty retail stores under the Mercantila®(www.mercantila.com) brand and an innovative online search engine optimization tool, WebPosition® (www.webposition.com). Additional information may be found at www.infospaceinc.com.

InfoSpace.com, InfoSpace, Dogpile, MetaCrawler, WebCrawler, WebFetch, Mercantila, and other marks are trademarks of InfoSpace, Inc.

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Investor Contact:

Stacy Ybarra, InfoSpace

(425) 709-8127

stacy.ybarra@infospace.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; future acquisitions; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; the condition of our cash investments; and the completion of the review of our financial statements for the first quarter of

2011. A more detailed description of these and certain other factors that could affect actual results is included in InfoSpace, Inc.’s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31,	March 31,
	2011	2010
Revenues:
Services	$51,650	$61,773
Product	9,979	—

Total revenues	61,629	61,773
Cost of sales:
Services(1)	31,716	43,559
Product	8,761	—

Total cost of sales	40,477	43,559

Gross profit	21,152	18,214

Expenses and other income:
Engineering and technology (1)	2,197	1,906
Sales and marketing (1)	9,495	6,482
General and administrative (1)	5,462	6,755
Depreciation	677	820
Amortization of other intangible assets	121	—
Other loss (income), net (2)	(65)	137

Total expenses and other loss (income)	17,887	16,100

Income before income taxes	3,265	2,114

Income tax expense	(1,130)	(570)

Net income	$2,135	$1,544

Income per share - Basic	$0.06	$0.04

Income per share - Diluted	$0.06	$0.04

Weighted average shares outstanding used in computing basic income per share	36,339	35,466

Weighted average shares outstanding used in computing diluted income per share	37,084	37,059

(1)	Stock-based compensation expense for the three months ended March 31, 2011 and 2010 is allocated among the following captions (in thousands):

	Three months ended
	March 31,	March 31,
	2011	2010
Cost of sales - services	$144	$108
Engineering and technology	353	$211
Sales and marketing	701	$479
General and administrative	1,212	$1,482

Total stock-based compensation expense	$2,410	$2,280

(2)

In the three months ended March 31, 2011, the Company recorded a $1.5 million charge as a result of the increase in the estimated fair value of a contingent liability related to operation of the assets acquired on April 1, 2010 from Make The Web Better, and recorded a $1.5 million gain on the resolution of a contingency.

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	March 31,	December 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$149,053	$155,645
Short-term investments, available-for-sale	100,713	98,091
Accounts receivable, net	20,637	19,554
Other receivables	1,872	2,286
Prepaid expenses and other current assets	2,955	3,178

Total current assets	275,230	278,754
Property and equipment, net	7,521	7,470
Goodwill	69,878	69,878
Other intangible assets, net	1,262	1,383
Other long-term assets	4,334	4,258

Total assets	$358,225	$361,743

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,299	$7,241
Accrued expenses and other current liabilities	24,273	42,753

Total current liabilities	38,572	49,994
Other long-term liabilities	1,025	955

Total liabilities	39,597	50,949
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,327,935	1,322,265
Accumulated deficit	(1,009,338)	(1,011,473)
Accumulated other comprehensive income (loss)	27	(2)

Total stockholders’ equity	318,628	310,794

Total liabilities and stockholders’ equity	$358,225	$361,743

Summary of cash, cash equivalents, and short-term investments:
Cash and cash equivalents	$149,053	$155,645
Short-term investments, available-for-sale	100,713	98,091

Cash, cash equivalents, and short-term investments	$249,766	$253,736

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31,	March 31,
	2011	2010
Operating activities:
Net income	$2,135	$1,544
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	2,410	2,280
Depreciation and amortization of intangible assets	1,588	1,763
Earn-out contingent liability adjustments	1,500	—
Gain on resolution of contingent liability	(1,500)	—
Excess tax benefits from stock-based award activity	(974)	(509)
Amortization of premium on investments, net	105	509
Deferred income taxes	70	—
Other	(17)	219
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(1,057)	4,099
Other receivables	414	(263)
Prepaid expenses and other current assets	223	(27)
Other long-term assets	(244)	201
Accounts payable	6,960	(1,459)
Accrued expenses and other current and long-term liabilities	(16,932)	(3,005)

Net cash provided (used) by operating activities	(5,319)	5,352

Investing activities:
Purchases of property and equipment	(1,315)	(742)
Other long-term assets	168	—
Proceeds from maturities of investments	30,486	5,570
Purchases of investments	(33,186)	(61,879)

Net cash used by investing activities	(3,847)	(57,051)

Financing activities:
Earn-out payments for business acquisitions	(423)	—
Proceeds from stock option exercises and issuance of stock through employee stock purchase plan	2,473	1,472
Repayment of capital lease obligations	(151)	(146)
Tax payments from shares withheld upon vesting of restricted stock units	(299)	(973)
Excess tax benefits from stock-based award activity	974	509

Net cash provided by financing activities	2,574	862

Net decrease in cash and cash equivalents	(6,592)	(50,837)

Cash and cash equivalents:
Beginning of period	155,645	83,750

End of period	$149,053	$32,913

InfoSpace, Inc.

Preliminary Segment Information

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31,	March 31,
	2011	2010
Core:
Revenue	$51,650	$61,773
Cost of sales (1)	29,185	41,123
Operating expenses	13,416	14,356

Core income	9,049	6,294
E-Commerce:
Revenue	9,979	—
Cost of sales	8,761	—
Operating expenses	3,069	—

E-Commerce loss	(1,851)	—
Total:
Total revenue	61,629	61,773
Total cost of sales	37,946	41,123
Total segment operating expenses	16,485	14,356

Total segment income	7,198	6,294
Corporate:
Stock-based compensation	2,410	2,280
Depreciation	1,467	1,715
Amortization of other intangible assets	121	48
Other loss (income), net (2)	(65)	137
Income tax expense	1,130	570

Net income	$2,135	$1,544

For each of the business segments, Core and E-Commerce, the financial information above is used by the Company’s chief operating decision maker.

(1)

Amounts do not include allocations for certain costs, including amortization of acquired technology, that support Core segment services, certain costs associated with the operation of the Company’s data centers that serve its search business, including depreciation, personnel expenses, energy, and bandwidth costs, and payment processing fees for customer transactions.

(2)

In the three months ended March 31, 2011, the Company recorded a $1.5 million charge as a result of the increase in the estimated fair value of a contingent liability related to operation of the assets acquired on April 1, 2010 from Make The Web Better, and recorded a $1.5 million gain on the resolution of a contingency.

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31,	March 31,
	2011	2010
Net income (2)	$2,135	$1,544
Depreciation and amortization of intangible assets	1,588	1,763
Stock-based compensation	2,410	2,280
Other loss (income), net (3)	(65)	137
Income tax expense	1,130	570

Adjusted EBITDA	$7,198	$6,294

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Net Income Reconciliation (1)

(Unaudited)

(Amounts in thousands)

Net income (2)	$2,135	$1,544
Non-cash income tax expense (1)	1,044	509

Non-GAAP net income	$3,179	$2,053

GAAP net income per share - diluted	$0.06	$0.04
Non-GAAP net income per share - diluted	$0.09	$0.06

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending June 30, 2011
Net income	$1,500	$2,500
Depreciation and amortization of intangible assets	1,500	1,500
Stock-based compensation	2,500	2,500
Other income, net (3)	(200)	(200)
Income tax expense	1,200	1,200

Adjusted EBITDA	$6,500	$7,500

(1)

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other (income) loss, net (which includes such items as adjustments to the fair values of contingent liabilities related to business combinations, gains on resolutions of contingencies, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure.

InfoSpace’s Non-GAAP net income is calculated by adjusting GAAP net income to exclude the non-cash portion of income tax expense, as presented above. Non-cash income tax expense represents a reduction to cash taxes payable associated with the utilization of deferred tax assets, which are primarily comprised of U.S. federal net operating losses. The Company’s management believes that excluding the non-cash portion of income tax expense from its GAAP net income provides meaningful supplemental information to investors and analysts regarding the Company’s performance and the valuation of its business because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets. The majority of these deferred tax assets will expire if unutilized in 2020.

Adjusted EBITDA and non-GAAP net income should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)

Other income, net, primarily consists of adjustments to the fair values of contingent liabilities related to business combinations, gains on resolutions of contingencies, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets.

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Net Income Reconciliation (1)

(Amounts in thousands)

	Three months ended				Year ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2010	2010	2010	2010	2010
Net income (2)	$1,544	$670	$(102)	$11,591	$13,703
Non-cash income tax expense (1)	$509	$588	$(332)	$5,919	$6,684

Non-GAAP net income	$2,053	$1,258	$(434)	$17,510	$20,387

GAAP net income per share - diluted	$0.06	$0.31	$(0.00)	$0.02	$0.37

Non-GAAP net income per share - diluted	$0.09	$0.48	$(0.01)	$0.03	$0.55

(1)

InfoSpace’s Non-GAAP net income is calculated by adjusting GAAP net income to exclude the non-cash portion of income tax expense, as presented above. Non-cash income tax expense represents a reduction to cash taxes payable associated with the utilization of deferred tax assets, which are primarily comprised of U.S. federal net operating losses. The Company’s management believes that excluding the non-cash portion of income tax expense from its GAAP net income provides meaningful supplemental information to investors and analysts regarding the Company’s performance and the valuation of its business because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets. The majority of these deferred tax assets will expire if unutilized in 2020. Non-GAAP net income should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).